AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT
     This AMENDMENT NO. 1 (this “Amendment”) to the Employment Agreement dated as of September 30, 2003 (the “Employment Agreement”) by and between Leonard Foxman (the “Employee”) and Eagle Test Systems, Inc., a Delaware corporation (the “Company”), is entered into as of this 16th day of January, 2007, by and between the Employee and the Company.
W I T N E S S E T H:
     WHEREAS, the Company desires to continue the employment of the Employee and the Employee desires to continue employment with the Company.
     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:
     1. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Employment Agreement.
     2. Section 2 of the Employment Agreement is hereby deleted and replaced in its entirety by the following:
          2. Term of Employment. Subject to the provisions of Section 6, the term of Employee’s employment pursuant to this Agreement shall commence on and as of September 30, 2003 (the “Effective Date”) and shall terminate on the first anniversary of the Effective Date (such period, the “Term”). Notwithstanding the foregoing, the Term shall automatically extend for an additional year on each anniversary of the Effective Date unless either party provides written notice to the other party not less than thirty (30) days prior to the date on which the Term would expire that he or it chooses not to extend the Term.
     3. Section 4(a) of the Employment Agreement is hereby deleted and replaced in its entirety by the following:
          (a) During Employee’s employment under this Agreement, the Company shall pay Employee a salary at the annual rate of $400,000 per annum (the “Base Salary”), subject to increase from time to time in the discretion of the Board of Directors or a committee thereof. Such Base Salary shall be subject to withholding under applicable law, shall be pro rated for partial years and shall be payable in periodic installments in accordance with the Company’s usual practice for executive officers of the Company as in effect from time to time.
     4. Section 4(b) of the Employment Agreement is hereby deleted and replaced in its entirety by the following:
          (b) For each fiscal year beginning with the year ending September 30, 2007 during Employee’s employment under this Agreement, Employee shall be eligible to participate in an annual incentive plan established by the Board of Directors or a committee thereof, based upon the Company and Employee achieving the performance targets set forth in the plan and other such terms as may be established in the sole discretion of the Board of Directors or a committee thereof (the “Incentive Bonus”).
     5. Section 6(e)(i) of the Employment Agreement is hereby deleted and replaced in its entirety by the following:
          (i) continuation of salary at a rate equal to 100% of Employee’s Base Salary as in effect on the date of termination for a period of two (2) years from the date of termination (payment shall be subject to withholding under applicable law and shall be made in periodic installments in accordance with the Company’s usual practice for executive officers of the Company as in effect from time to time); and
     6. Section 10 of the Employment Agreement is hereby deleted and replaced in its entirety by the following:
          10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by a nationally recognized overnight courier service or mailed by certified or registered mail (return receipt requested) as follows:

To the Company:	Eagle Test Systems, Inc.
2200 Millbrook Drive
Buffalo Grove, IL 60089
Attention: Board of Directors

To Employee:	Leonard Foxman
1929 Browning Ct.
Highland Park, IL 60035
or to such other address of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery or mailing.

     7. Except as set forth in this Amendment, all terms and provisions of the Employment Agreement shall remain in full force and effect in accordance with the terms thereof.
     8. This Amendment shall be construed and enforced in accordance with the laws of the State of Illinois.
     9. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Amendment under seal as of the date first set forth above.

COMPANY: EAGLE TEST SYSTEMS, INC.
By:	/s/ Theodore Foxman
	Name:	Theodore Foxman
	Title:	Chief Operating Officer

EMPLOYEE:
/s/ Leonard Foxman
Leonard Foxman

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